Grant Thornton

Audit • Tax • Advisory

Grant Thornton LLP
445 Broad Hollow Road, Suite 300
Melville, NY 11747-3601

T 631.249.6001
F 631.249.6144
www.GrantThornton.com

April 15, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Unigene Laboratories, Inc.
File No. 0-16005

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Unigene Laboratories, Inc. dated April 15, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP